EXHIBIT 99.1

FortuNet Announces the Annual Meeting of Shareholders to be Held On April 17, 2009 Which Will Include a Vote by the Shareholders for a $2.50 Per Share Special Cash Dividend

LAS VEGAS, March 16, 2009 (GLOBE NEWSWIRE) -- FortuNet, Inc. (the "Company") (Nasdaq:FNET) today announced that it will hold its 2009 annual meeting of shareholders on April 17, 2009 for shareholders of record as of Friday, March 13, 2009. In addition to the election of officers and ratification of the auditors for calendar year 2009 at this meeting, the shareholders will also be asked to approve a special two and a half dollar ($2.50) per share cash dividend that was approved by the Board of Directors of the Company. The approval of the Board was subject to certain conditions, including obtaining shareholder approval at the annual meeting.

The date for the annual meeting may be adjusted pending final approval of the proxy statement by the U.S Securities and Exchange Commission.

CONTACT:  FortuNet, Inc.
          Investor Contact:
          Jack Coronel
          (702) 796-9090
          jack@fortunet.com